Exhibit 10.27

Exhibit 10.27

13-JUN-2006 11:11

litos

+49 40 739243939   S.02

703.777.3155   703.777.4338   www.K2M.com

Nebcnabrede

zum Lizenzvertrag vom ...

Additional Agreement

To License Agreement dated ...

zwischen

between

Prof. Dr. Dietmar Wolter, Viehkaten 4, 22955 Hoisdorf/DE

Prof. Dr. Dietmar Wolter, Viehkaten 4, 22955 Hoisdorf/DE

naohstehend Lizenzgeber ganannt -

hereinafter referred to as the Licensor -

und der Firma

and

K2M, LLC. 751 Miller Drive. SE. Leesburg. VA 20175, USA

K2M. LLC, 751 Miller Drive, SE, Leesburg, VA, 20175, USA

vertreten durch ihren Prasidenten

represented by its president

nachstehend Lizenznehmer genannt -

hereinafter referred to as the Licensee -

Die Parteien haben gleichzeitig mit dieser Nebenabrede eine Lizenzvereinbarung geschlossen, dcrcn vcrbindlichcr Auslegung dicse Nebenabrede gilt.

The parties have concluded a license agreement at the same time as this Additional Agreement, and this Additional Agreement has the purpose of defining the final interpretation of the License Agreement.

Zu § 7 Lizenzgebuhr

In re § 7 License Fee

(1) Die Parteien sind sich einig, dass die Basis fur die Berechnung der Umsatzlizenzgebuhr

(1) The Parties are in agreement that the basis for calculating the license fee based on

751 Miller Orive SE, Suite F-1 Leesburg. Virginia 20175

13-JUN-2006 11:11 litoe +49 40 739243939 S.03

2

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| bei Verkäufen an nicht-verbundene Unternehmen der von diesen bezahlte Verkaufspreis ist – und nicht der Verkaufspreis, den diese nicht-verbundenen Unternehmen bei deren Endkunden erzielen. | turnover for sales to non-affiliated entities is the sales price paid by these non-affiliated entities – and not the sales price achieved by these non-affiliated companies from their end buyers. |
| (2) Die Parteien sind sich einig, dass für die erneute Veräußerung lizenzierter Gegenstände, die von der Lizenznehmerin zurückgenommen wurden und für die bereits einmal Lizenzgebühr gezahlt wurde, nicht erneut Lizenzgebühr zu entrichten ist. | (2) The Parties are in agreement that Licensee shall not be obligated to pay license fees anew for the re-selling of Licensed Objects which had been taken back by Licensee and for which license fees have already been paid. |
| **Zur Aufrechterhaltung der vertragsgegenständlichen Schutzrechte**<br><br>Der Lizenzgeber betont, dass es in seinem eigenen Interesse liegt, alle vertragsgegenständlichen Schutzrechte, deren Aufrechterhaltung wirtschaftlich sinnvoll ist, auch aufrecht zu erhalten. Er wird zu diesem Zweck alle sinnvollen Anstrengungen unternehmen. | **On Maintenance of Contractual IP Rights**<br><br>Licensor confirms that it is in its own interest to maintain all IP rights which are economically worth maintaining. Licensor will exert reasonable efforts regarding this. |
| Hoisdorf, den 14.6.06<br>[signature]<br>Prof. Dr. Dietmar Wolter | Leesburg, 12-06-2006<br>[signature]<br>KOM, LLC |